Exhibit 10.5

RELIANT ENERGY, INC.
2002 LONG-TERM INCENTIVE PLAN

AMENDMENT TO
NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AMENDMENT TO NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the “Amendment”) is entered into and effective as of May 16, 2007, by and between Reliant Energy, Inc. (the “Company”) and Joel V. Staff (the “Optionee”).

WHEREAS, on May 8, 2003, the Company granted to the Optionee an Option to purchase shares of common stock of the Company under the Reliant Energy, Inc. 2002 Long-Term Incentive Plan, formerly known as the Reliant Resources, Inc. 2002 Long-Term Incentive Plan, pursuant to a Nonqualified Stock Option Award Agreement (“Agreement”), a copy of which is attached hereto; and

WHEREAS, the Company and the Optionee desire to amend the Agreement to limit the Option exercise period upon termination of employment;

NOW, THEREFORE, effective as of the day and year first above written, the parties agree to amend the Agreement as follows:

1.                                       Section 3(b) of the Agreement is hereby amended to read as follows:

“(b)         Termination of Employment by Company or Due to Resignation.  Upon termination of Employment of the Optionee for any reason (other than due to death or Disability) or due to voluntary resignation by the Optionee, the portion of the Option not exercisable shall expire immediately, and the portion of the Option exercisable upon termination shall expire upon the earlier of (i) the second anniversary of the date of termination of the Optionee’s service as a Director of the Company or (ii) the expiration of the Option Period.”

2.             The Agreement is hereby amended to add new Section 3(c) to read as follows:

“(c)         Termination of Employment Due to Death or Disability.  Upon termination of Employment of the Optionee due to death or Disability, the portion of the Option not exercisable shall expire immediately, and the portion of the Option exercisable upon termination shall expire upon the earlier of (i) one year following the date of termination of Employment due to death or Disability or (ii) the expiration of the Option Period.”

RELIANT ENERGY, INC.

By	/s/ Mark M. Jacobs
Mark M. Jacobs
President and Chief Executive Officer

OPTIONEE

/s/ Joel V. Staff
Joel V. Staff